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As filed with the Securities and Exchange Commission on February 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cephalon, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2484489 (I.R.S. Employer Identification Number)

145 Brandywine Parkwaye
West Chester, PA 19380
(610) 344-0200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John E. Osborn, Esquire
Senior Vice President, General Counsel and Secretary
Cephalon, Inc.
145 Brandywine Parkway
West Chester, PA 19380
(610) 344-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard A. Silfen, Esquire
Leslie S. Cohn, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Registration Amount to Fee

Common Stock, par value $.01 per share(1)
Preferred Stock, par value $.01 per share
Debt Securities
Warrants Total(6)	$1,000,000,000(2)	—(3)	$1,000,000,000(2)(4)(5)	$126,700

(1)
Includes rights to purchase shares of our Series A Junior Participating Preferred Stock pursuant to the Second Amended and Restated Rights Agreement dated October 27, 2003 between Cephalon, Inc. and StockTrans, Inc., as Rights Agent. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the common stock.
(2)
Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate public offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount or liquidation value of any shares of preferred stock.
(3)
The proposed maximum offering price per security registered hereby will be determined by us in connection with the issuance of the securities.
(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)
Exclusive of accrued interest, distributions and dividends, if any.
(6)
This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

PROSPECTUS

$1,000,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, debt securities, and warrants for debt or equity securities that we may sell from time to time in one or more transactions. The aggregate public offering price of the securities we may sell in these transactions will not exceed $1,000,000,000. We will provide the specific terms and conditions of these transactions and the securities we may sell in supplements to this prospectus prepared in connection with each transaction. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on the Nasdaq National Market under the symbol "CEPH." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Investing in these securities involves risks. You should carefully review the information contained in this prospectus under the heading "Risk Factors" beginning on page 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, debt securities and warrants for debt and equity securities in one or more transactions. The aggregate public offering price of the securities we sell in these transactions will not exceed $1,000,000,000. This prospectus provides you with a general description of the securities we may sell in these transactions. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that transaction. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information" before you decide whether to invest in the securities.

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC Website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only upon the information contained in, or incorporated by reference into, this document. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus and in the documents that are or will be incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "will," "estimate," "expect," "project," "intend," "should," "plan," "believe," "hope," and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. In particular, these include, among others, statements about:

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  our dependence on sales of PROVIGIL®, ACTIQ® and GABITRIL® in the United States and the market prospects and future marketing efforts for these products, including any potential expansion of the authorized uses of our existing products;

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  our anticipated scientific progress in our research programs and our development of potential pharmaceutical products including our ongoing or planned clinical trials, the timing and costs of such trials and the likelihood or timing of revenues from these products, if any;

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  the timing and likelihood of regulatory approvals in the pharmaceutical industry;

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  our ability to adequately protect our technology and enforce our intellectual property rights and the future expiration of patent and/or regulatory exclusivity on our products;

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  our future cash flow, our ability to service or repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected level of operations;

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  our ability to close our proposed acquisition of CIMA LABS, INC., which is described elsewhere in this prospectus, and the timing thereof; and

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  other statements regarding matters that are not historical facts or statements of current condition.

        Any or all of our forward-looking statements in this prospectus and in the documents we have referred you to may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

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  the acceptance of our products by physicians and patients in our current markets and new markets;

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  our ability to obtain regulatory approvals of expanded indications for certain of our products;

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  scientific or regulatory setbacks with respect to research programs, clinical trials, manufacturing activities and/or our existing products;

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  unanticipated cash requirements to support current operations, expand our business or incur capital expenditures;

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  the inability to adequately protect our key intellectual property rights, including as a result of an adverse adjudication with respect to the PROVIGIL litigation;

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  the loss of key management or scientific personnel;

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  the activities of our competitors in the industry, including the filing of abbreviated new drug applications, or ANDAs, with a Paragraph IV certification for any product containing modafinil;

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  market conditions in the biotechnology industry that make raising capital or consummating acquisitions difficult, expensive or both;

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  our ability to obtain the necessary regulatory and shareholder approvals to complete the CIMA LABS transaction; and

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  enactment of new government regulations, court decisions, regulatory interpretations or other initiatives that are adverse to us or our interests.

        We do not intend to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Risks that we anticipate are discussed in more detail in the section entitled "Risk Factors" and in certain of the documents that are or will be incorporated by reference into this prospectus. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

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SUMMARY

        The following summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, including the "Risk Factors" section and the information contained in the documents that are or will be incorporated by reference into this prospectus, before making an investment decision.

The Company

        Cephalon is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat sleep disorders, neurological and psychiatric disorders, cancer and pain. In addition to conducting an active research and development program, we market three products in the United States and a number of products in various countries throughout Europe.

        Our corporate and research and development headquarters are in West Chester, Pennsylvania, and we have offices in Salt Lake City, Utah, France, the United Kingdom, Germany and Switzerland. We operate manufacturing facilities in France for the production of modafinil, which is the active drug substance in PROVIGIL® (modafinil) tablets [C-IV]. We also operate manufacturing facilities in Salt Lake City, Utah for the production of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] for distribution and sale in the United States and European Union.

        Our three biggest products in terms of product sales, PROVIGIL, ACTIQ and GABITRIL® (tiagabine hydrochloride), generated approximately 86% of our total worldwide net product sales for the nine months ended September 30, 2003. The majority of PROVIGIL, ACTIQ and GABITRIL sales are in the U.S. market. Outside the United States, our commercial activities are concentrated primarily in France, the United Kingdom and Germany. The following table summarizes the major markets for our three most significant products:

PRODUCT	BRAND NAME	COUNTRY	INDICATION

Modafinil	PROVIGIL®	United States	Excessive daytime sleepiness (EDS) associated with narcolepsy and excessive sleepiness (ES) associated with shift work sleep disorder and obstructive sleep apnea/hypopnea syndrome (OSA/HS)
		Republic of Ireland; Italy	EDS associated with narcolepsy
		United Kingdom	EDS associated with narcolepsy and with OSA/HS
	MODIODAL®	France	Narcolepsy with or without cataplexy; idiopathic hypersomnia
	VIGIL®	Germany	Narcolepsy with or without cataplexy
	MODASOMIL®	Austria; Switzerland	Narcolepsy with or without cataplexy

Oral transmucosal fentanyl citrate	ACTIQ®	United States; Germany; Ireland; France; United Kingdom	Management of breakthrough cancer pain in patients with malignancies who are opioid tolerant

Tiagabine hydrochloride	GABITRIL®	United States; France; United Kingdom; Republic of Ireland; Germany; Austria; Switzerland	Partial seizures associated with epilepsy

        In addition to clinical programs focused on our marketed products, we have significant research programs that seek to discover and develop treatments for neurological and oncological disorders. Our technology principally focuses on an understanding of kinases and the role they play in cellular survival and proliferation. We have coupled this knowledge with a library of active, selective, small molecule inhibitors of kinases that allows us to intervene in these processes. This technology base has resulted in three molecules that are currently in clinical development. With respect to neurology, we have a program with a molecule, CEP-1347, that has entered into a Phase 2/3 clinical trial for the treatment of patients with early stage Parkinson's disease. In the cancer area, we have a program with a lead molecule, CEP-701, and have completed Phase 2 studies with this molecule to study its effect in patients refractory to other therapies and suffering from prostate cancer, pancreatic cancer and acute myeloid leukemia (AML). In early studies in prostate cancer and AML we observed positive signals from the use of CEP-701, although the treatment effect seen was not sufficient to justify continued studies as monotherapy in refractory patients. We are initiating additional studies with earlier stage patients and in combination with other therapies. Additionally, we are conducting a Phase 1 clinical study with another molecule, CEP-7055, for the treatment of solid tumors. As part of our corporate strategy, we often seek to share the risk of our research and development activities with corporate partners and, to that end, we have entered into agreements to share the costs of developing and/or commercializing certain of these molecules.

        We are a Delaware corporation with our principal executive offices located at 145 Brandywine Parkway, West Chester, Pennsylvania, 19380. Our telephone number is (610) 344-0200 and our web site address is www.cephalon.com. We make available free of charge through the Investor Relations section of our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. We include our web site address in this document only as an inactive textual reference and do not intend it to be an active link to our web site.

        Cephalon, the tagline and the "C" logo, as well as ACTIQ, GABITRIL, PROVIGIL, MODIODAL, VIGIL and MODASOMIL are trademarks of Cephalon, Inc. or its subsidiaries, registered or otherwise, in the U.S. and certain other countries. "®" indicates U.S. trademark registration. Other third party logos and product/trade names are registered trademarks or trade names of their respective owners.

RISK FACTORS

        An investment in the securities offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors in addition to the remainder of this prospectus, including the information contained in the documents that are or will be incorporated by reference into this prospectus, before making an investment decision.

A significant portion of our revenues is derived from U.S. sales of our three largest products, and our future success will depend on the continued acceptance and growth of these products.

        For the nine months ended September 30, 2003, approximately 86% of our total worldwide net product sales were derived from sales of PROVIGIL, ACTIQ and GABITRIL. We cannot be certain that these products will continue to be accepted in their markets. Specifically, the following factors, among others, could affect the level of market acceptance of PROVIGIL, ACTIQ and GABITRIL:

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  the perception of the healthcare community of their safety and efficacy, both in an absolute sense and relative to that of competing products;

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  the effectiveness of our sales and marketing efforts, particularly with respect to our efforts in 2004 directed to General Practitioners for the indications approved for PROVIGIL in January 2004;

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  any unfavorable publicity regarding these products or similar products;

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  the price of the product relative to other competing drugs or treatments;

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  any changes in government and other third-party payer reimbursement policies and practices; and

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  regulatory developments affecting the manufacture, marketing or use of these products.

        Any material adverse developments with respect to the sale or use of PROVIGIL, ACTIQ and GABITRIL could significantly reduce our product revenues and have a material adverse effect on our ability to generate net income and positive net cash flow from operations.

We may be unsuccessful in our efforts to expand the number and scope of authorized uses of PROVIGIL or GABITRIL, which would significantly hamper sales and earnings growth.

        Even with the anticipated broader label for PROVIGIL that we announced in October 2003, the market for the approved indications of two of our three largest products is relatively small. Analysis of prescription data indicates that a significant portion of our product sales is derived from the use of these products outside of their labeled indications. We believe that the growth of PROVIGIL and GABITRIL will be greater if we are able to further expand the approved indications for these products.

        We are developing a proprietary formulation of modafinil for the treatment of ADHD in children and are currently enrolling patients into a Phase 3 program. We also have initiated Phase 2 studies of GABITRIL in Generalized Anxiety Disorder and Post Traumatic Stress Disorder and expect to begin an additional Phase 2 study of GABITRIL in insomnia in 2004. If the results of these Phase 2 GABITRIL studies are positive, we will need to conduct additional studies before we can apply to regulatory authorities to expand the authorized uses of GABITRIL for these indications. We do not know whether these current or future studies will demonstrate safety and efficacy, or if they do, whether we will succeed in receiving regulatory approval to market these products for these or other disorders. If the results of some of these additional studies are negative, this could undermine physician and patient comfort with the product, limit its commercial success, and diminish its acceptance. Even if the results of these studies are positive, the impact on sales of these products may be minimal unless we are able to obtain FDA and foreign medical authority approval to expand the authorized uses of this product. FDA regulations limit our ability to communicate the results of additional clinical studies to patients and physicians without first obtaining regulatory approval for any expanded uses.

We may not be able to maintain adequate protection for our intellectual property or market exclusivity for certain of our products and, therefore, competitors may develop competing products, which could result in a decrease in sales and market share, cause us to reduce prices to compete successfully and limit our commercial success.

        We place considerable importance on obtaining patent protection for new technologies, products and processes. To that end, we file applications for patents covering the compositions or uses of our drug candidates or our proprietary processes. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal, scientific and factual questions. To date, no consistent policy has emerged regarding breadth of claims in such companies' patents. Accordingly, the patents and patent applications relating to our products, product candidates and technologies may be challenged, invalidated or circumvented by third parties and might not protect us against competitors with similar products or technology. Patent disputes in our industry are frequent and can preclude commercialization of products. If we ultimately engage in and lose any such disputes, we could be subject to competition or significant liabilities, we could be required to enter into third party licenses or we could be required to cease using the technology or product in dispute. In addition, even if such licenses are available, the terms of any license requested by a third party could be unacceptable to us.

        The U.S. composition of matter patent for modafinil expired in 2001. We own U.S. and foreign patent rights that expire between 2014 and 2015 covering pharmaceutical compositions of modafinil and, more specifically, covering certain particle sizes contained in this pharmaceutical composition. Ultimately, these patents might be found invalid as the result of a challenge by a third party, or a potential competitor could develop a competing product or product formulation that avoids infringement of these patents. To date, the FDA has accepted four abbreviated new drug applications, or ANDAs, for pharmaceutical products containing modafinil. Each of these ANDAs contained a Paragraph IV certification in which the ANDA applicant certified that the U.S. particle-size modafinil patent covering PROVIGIL either is invalid or will not be infringed by the ANDA product. On March 28, 2003, we filed a patent infringement lawsuit in U.S. District Court in New Jersey against Teva Pharmaceuticals USA, Inc., Mylan Pharmaceuticals Inc., Ranbaxy Pharmaceuticals Inc., and Barr Laboratories, Inc. based upon the ANDAs filed by each of these companies with the FDA. The lawsuit claims infringement of our U.S. Patent No. RE37516. While we intend to vigorously defend the validity of this patent and prevent infringement, these efforts will be both expensive and time consuming and, ultimately, may not be successful. This litigation is currently in the discovery phase, and we expect that the trial will begin sometime in 2005. In January 2004, Barr received tentative FDA approval for its generic version of PROVIGIL. As such, Barr could begin selling a modafinil-based product upon the expiration of our FDA orphan drug exclusivity, currently in December 2005, which would significantly and negatively impact revenues from PROVIGIL. We do not know whether the ANDAs filed by Teva, Mylan and Ranbaxy have or will be tentatively approved by the FDA.

        If we perform an additional clinical study of PROVIGIL in pediatric patients that is agreeable to the FDA, the FDA could grant us a six-month extension of our orphan drug exclusivity (to June 2006) and of the particle size patent term. However, we cannot be sure that we will be able to reach an agreement with the FDA with respect to an appropriate pediatric study.

        With respect to ACTIQ, we hold an exclusive license to a U.S. patent covering the currently approved compressed powder pharmaceutical composition and methods for administering fentanyl via this composition that is set to expire in September 2006, though the FDA could grant us a six-month extension of these patents when we perform a clinical study in pediatric patients. However, we cannot be sure that we will be able to reach an agreement with the FDA with respect to an appropriate pediatric study. Corresponding patents in foreign countries are set to expire between 2009 and 2010. Our patent protection with respect to the ACTIQ formulation we sold prior to June 2003 will expire in May 2005. The loss of patent protection on ACTIQ, beginning in May 2005 in the United States in the absence of a six-month pediatric extension, could significantly and negatively impact our revenues from the sale of ACTIQ.

        We also rely on trade secrets, know-how and continuing technological advancements to support our competitive position. Although we have entered into confidentiality and invention rights agreements with our employees, consultants, advisors and collaborators, these parties could fail to honor such agreements or we could be unable to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, others could independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, many of our scientific and management personnel have been recruited from other biotechnology and pharmaceutical companies where they were conducting research in areas similar to those that we now pursue. As a result, we could be subject to allegations of trade secret violations and other claims.

Manufacturing, supply and distribution problems may create supply disruptions that could result in a reduction of product sales revenue and an increase in costs of sales, and damage commercial prospects for our products.

        The manufacture, supply and distribution of pharmaceutical products, both inside and outside the United States, is highly regulated and complex. We, and the third parties we rely upon for the manufacturing and distribution of our products, must comply with all applicable regulatory requirements of the FDA and foreign authorities, including current Good Manufacturing Practice regulations. In addition, we must comply with all applicable regulatory requirements of the Drug Enforcement Administration and analogous foreign authorities for certain of our products that contain controlled substances. The facilities used to manufacture, store and distribute our products also are subject to inspection by regulatory authorities at any time to determine compliance with regulations.

        These regulations are complex, and any failure to comply with them could lead to remedial action, civil and criminal penalties and delays in production or distribution of material.

        We predominantely depend upon single sources for the manufacture of both the active drug substances contained in our products and for finished commercial supplies. For example:

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  PROVIGIL: Our manufacturing facility in France is the sole source of the active drug substance modafinil. With respect to finished commercial supplies of PROVIGIL, we currently have one qualified manufacturer, DSM Pharmaceuticals, in Greenville, North Carolina, though we are in the process of qualifying a second manufacturer.

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  ACTIQ: Our U.S. facility in Salt Lake City, Utah, is the sole source for the worldwide manufacture of ACTIQ.

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  GABITRIL: Abbott Laboratories manufactures finished commercial supplies of GABITRIL for the U.S. market (through December 2004) and Sanofi-Synthelabo manufactures GABITRIL for non-U.S. markets.

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  Other Products: Certain of our products are manufactured at our facilities in France, with the remaining products manufactured by single source third parties.

        The process of changing or adding a manufacturer or changing a formulation requires prior FDA and/or European medical authority approval and is very time-consuming. If we are unable to manage this process effectively or if an unforeseen event occurs at any facility, we could face supply disruptions that would result in significant costs and delays, undermine goodwill established with physicians and patients, damage commercial prospects for our products and adversely affect operating results. We also rely on third parties to distribute our products, perform customer service activities and accept and process product returns.

        In April 2003, we initiated a voluntary recall of certain batches of ACTIQ that were distributed in Europe based upon our determination that some units in these batches might contain levels of fentanyl that were higher than those established in the product specifications. Following investigation, we identified the underlying cause and we believe we have taken appropriate corrective action. We have discussed the nature of the recall and our corrective action with appropriate regulatory authorities, including the FDA, have filed the necessary documentation to evidence these changes, and are manufacturing, distributing and selling ACTIQ in the United States and Europe. The recall has resulted in a reduction of sales revenue and an increase in cost of sales in the first half of 2003, with an aggregate financial impact in the amount of $2.2 million. We are not aware of any adverse events with respect to any ACTIQ product contained in any of the recalled batches.

As our products are used commercially, unintended side effects, adverse reactions or incidents of misuse may occur that could result in additional regulatory controls and reduced sales of our products.

        During research and development, the use of pharmaceutical products, such as ours, is limited principally to clinical trial patients under controlled conditions and under the care of expert physicians. The widespread commercial use of our products could produce undesirable or unintended side effects that have not been evident in our clinical trials or the relatively limited commercial use to date. In addition, in patients who take multiple medications, drug interactions could occur that can be difficult to predict. Additionally, incidents of product misuse, product diversion or theft may occur. These events, among others, could result in additional regulatory controls that could limit the circumstances under which the product is prescribed or even lead to the withdrawal of the product from the market. More specifically, ACTIQ has been approved under regulations concerning drugs with certain safety profiles, under which the FDA has established special restrictions to ensure safe use. Any violation of these special restrictions could lead to the imposition of further restrictions or withdrawal of the product from the market.

We face significant product liability risks, which may have a negative effect on our financial performance.

        The administration of drugs to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs are actually at fault for causing an injury. Furthermore, our products may cause, or may appear to have caused, adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug has been administered to patients for some time. As our products are used more widely and in patients with varying medical conditions, the likelihood of an adverse drug reaction, unintended side effect or incidence of misuse may increase. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a negative effect on our financial performance. The costs of product liability insurance have increased dramatically in recent years, and the availability of coverage has decreased. Nevertheless, we maintain product liability insurance in amounts we believe to be commercially reasonable. Any claims could easily exceed our coverage limits. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Our activities and products are subject to significant government regulations and approvals, which are often costly and could result in adverse consequences to our business if we fail to comply.

        We currently have a number of products that have been approved for sale in the United States, foreign countries or both. All of our approved products are subject to extensive continuing regulations relating to, among other things, testing, manufacturing, quality control, labeling, and promotion. The failure to comply with any rules and regulations of the FDA or any foreign medical authority, or the post-approval discovery of previously unknown problems relating to our products, could result in, among other things:

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  fines, recalls or seizures of products;

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  total or partial suspension of manufacturing activities and/or product sales;

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  non-approval of product license applications;

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  restrictions on our ability to enter into strategic relationships; and

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  criminal prosecution.

        It is both costly and time-consuming for us to comply with these regulations. Additionally, incidents of adverse drug reactions, unintended side effects or misuse relating to our products could result in additional regulatory controls or restrictions, or even lead to withdrawal of a product from the market.

        With respect to our product candidates and for new therapeutic indications for our existing products, we conduct research, preclinical testing and clinical trials. We cannot market these product candidates or these new indications in the United States or other countries without receiving approval from the FDA or the appropriate foreign medical authority. The approval process is highly uncertain and requires substantial time, effort and financial resources. Ultimately, we may never obtain approval in a timely manner, or at all. Without these required approvals, our ability to substantially grow revenues in the future could be adversely affected.

        In addition, because PROVIGIL and ACTIQ contain active ingredients that are controlled substances, we are subject to regulation by the DEA and analogous foreign organizations relating to the manufacture, shipment, sale and use of the applicable products. These regulations also are imposed on prescribing physicians and other third parties, making the storage, transport and use of such products relatively complicated and expensive. With the increased concern for safety by the FDA and the DEA with respect to products containing controlled substances, it is possible that these regulatory agencies could impose additional restrictions on marketing or even withdraw regulatory approval for such products. In addition, adverse publicity may bring about rejection of the product by the medical community. If the DEA, FDA or a foreign medical authority withdrew the approval of, or placed additional significant restrictions on the marketing of any of our products, our product sales and ability to promote our products could be substantially affected.

Our product sales and related financial results will fluctuate, and these fluctuations may cause our stock price to fall, especially if investors do not anticipate them.

        A number of analysts and investors who follow our stock have developed models to attempt to forecast future product sales and expenses, and have established earnings expectations based upon those models. These models, in turn, are based in part on estimates of projected revenue and earnings that we disclose publicly. Forecasting future revenues is difficult, especially when we only have a few years of commercial history and when the level of market acceptance of our products is uncertain. Forecasting is further complicated by the difficulties in estimating stocking levels at pharmaceutical wholesalers and at retail pharmacies, the timing of purchases by wholesalers and retailers to replenish stock and the frequency and amount of potential product returns. As a result, it is likely that our revenues will fluctuate significantly, which may not meet with market expectations and which also may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including:

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  cost of product sales;

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  achievement and timing of research and development milestones;

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  collaboration revenues;

  •
  cost and timing of clinical trials and regulatory approvals;

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  marketing and other expenses;

  •
  manufacturing or supply disruptions; and

  •
  costs associated with the operations of recently-acquired businesses and technologies.

The efforts of government entities and third party payers to contain or reduce the costs of health care may adversely affect our sales and limit the commercial success of our products.

        In certain foreign markets, pricing or profitability of pharmaceutical products is subject to various forms of direct and indirect governmental control, including the control over the amount of reimbursements provided to the patient who is prescribed specific pharmaceutical products. For example, we are aware of governmental efforts in France to limit or eliminate reimbursement for some of our products, which could impact revenues from our French operations.

        In the United States, there have been, and we expect there will continue to be, various proposals to implement similar controls. The commercial success of our products could be limited if federal or state governments adopt any such proposals. In addition, in the United States and elsewhere, sales of pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. These third party payers increasingly challenge the prices charged for pharmaceutical products and seek to limit reimbursement levels offered to consumers for such products. These third party payers could focus their cost control efforts on our products, especially with respect to prices of and reimbursement levels for products prescribed outside their labeled indications. In these cases, their efforts could negatively impact our product sales and profitability.

We experience intense competition in our fields of interest, which may adversely affect our business.

        Large and small companies, academic institutions, governmental agencies and other public and private research organizations conduct research, seek patent protection and establish collaborative arrangements for product development in competition with us. Products developed by any of these entities may compete directly with those we develop or sell.

        The conditions that our products treat, and some of the other disorders for which we are conducting additional studies, are currently treated with several drugs, many of which have been available for a number of years or are available in inexpensive generic forms. With respect to PROVIGIL, there are several other products used for the treatment of narcolepsy in the United States, including methylphenidate products such as RITALIN® by Novartis, and in our other territories, many of which have been available for a number of years and are available in inexpensive generic forms. With respect to ACTIQ, we face competition from numerous other opioid products, including three products—Johnson & Johnson's DURAGESIC®, Purdue Pharmaceutical's OXYCOTIN® and MS-CONTIN®—that dominate the market. We are aware of numerous other companies developing other technologies for rapidly delivering opioids to treat breakthrough pain, including transmucosal, transdermal, nasal spray and inhaled delivery systems, among others. For example, in September 2003, Johnson & Johnson filed an NDA with the FDA for E-Trans®, a battery-powered transdermal patch that allows on-demand delivery of fentanyl with rapid absorption. With respect to GABITRIL, there are several products, including NEURONTIN® (gabapentin) by Pfizer, used as adjunctive therapy for the partial seizure market. Some are well-established therapies that have been on the market for several years while others have recently entered the partial seizure marketplace. In addition, several treatments for partial seizures are available in inexpensive generic forms. Thus, we need to demonstrate to physicians, patients and third party payers that the cost of our products is reasonable and appropriate in the light of their safety and efficacy, the price of competing products and the related health care benefits to the patient.

        Many of our competitors have substantially greater capital resources, research and development staffs and facilities than we have, and substantially greater experience in conducting clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products. These entities represent significant competition for us. In addition, competitors who are developing products for the treatment of neurological or oncological disorders might succeed in developing technologies and products that are more effective than any that we develop or sell or that would render our technology and products obsolete or noncompetitive. Competition and innovation from these or other sources, including advances in current treatment methods, could potentially affect sales of our products negatively or make our products obsolete. Furthermore, we may be at a competitive marketing disadvantage against companies that have broader product lines and whose sales personnel are able to offer more complementary products than we can. Any failure to maintain our competitive position could adversely affect our business and results of operations.

We plan to consider and, as appropriate, make acquisitions of technologies, products and businesses, which may subject us to a number of risks and/or result in us experiencing significant charges to earnings that may adversely affect our stock price, operating results and financial condition.

        On November 3, 2003, we signed a definitive agreement to acquire by merger all of the outstanding shares of CIMA LABS, INC. for $34 per share in cash. The merger is subject to certain closing conditions, including the approval of the merger agreement by CIMA LABS stockholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"). On January 23, 2004, we received a request for additional information from the Federal Trade Commission pertaining to the pending merger. If the HSR condition is not satisfied, we will be required to pay CIMA LABS a break fee in the amount of $16.25 million. If the transaction does not close for any reason, we will not realize the anticipated benefits of the CIMA LABS transaction.

        As part of our review of CIMA LABS, we conducted business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we ultimately may be unsuccessful in ascertaining or evaluating all such risks and, as a result, we might not realize the intended advantages of the acquisition. We also must consolidate and integrate the operations of CIMA LABS with our business. Integration efforts often take a significant amount of time, place a significant strain on our managerial, operational and financial resources and could prove to be more difficult and expensive than we predicted. If we fail to realize the expected benefits from this acquisition, or from acquisitions we may consummate in the future, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or otherwise, our business, results of operations and financial condition could be adversely affected.

        In addition, as a result of our efforts to acquire businesses or to enter into other significant transactions such as CIMA LABS, we have experienced, and will likely continue to experience, significant charges to earnings for merger and related expenses (whether or not our efforts are successful) that may include transaction costs, closure costs, acquired in-process research and development charges or break fees. These costs also may include substantial fees for investment bankers, attorneys, accountants and other advisers, as well as severance and other closure costs associated with the elimination of duplicate operations and facilities. Our incurrence of these charges could adversely affect our results of operations for particular quarterly or annual periods.

The results and timing of our research and development activities, including future clinical trials, are difficult to predict, subject to potential future setbacks and, ultimately, may not result in viable pharmaceutical products, which may adversely affect our business.

        In order to sustain our business, we focus substantial resources on the search for new pharmaceutical products. These activities include engaging in discovery research and process development, conducting preclinical and clinical studies and seeking regulatory approval in the United States and abroad. In all of these areas, we have relatively limited resources and compete against larger, multinational pharmaceutical companies. Moreover, even if we undertake these activities in an effective and efficient manner, regulatory approval for the sale of new pharmaceutical products remains highly uncertain because the majority of compounds discovered do not enter clinical studies and the majority of therapeutic candidates fail to show the human safety and efficacy necessary for regulatory approval and successful commercialization.

        Preclinical testing and clinical trials must demonstrate that a product candidate is safe and efficacious. The results from preclinical testing and early clinical trials may not be predictive of results obtained in subsequent clinical trials, and these clinical trials may not demonstrate the safety and efficacy necessary to obtain regulatory approval for any product candidates. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. For ethical reasons, certain clinical trials are conducted with patients having the most advanced stages of disease and who have failed treatment with alternative therapies. During the course of treatment, these patients often die or suffer other adverse medical effects for reasons that may not be related to the pharmaceutical agent being tested. Such events can have a negative impact on the statistical analysis of clinical trial results.

        The completion of clinical trials of our product candidates may be delayed by many factors, including the rate of enrollment of patients. Neither we nor our collaborators can control the rate at which patients present themselves for enrollment, and the rate of patient enrollment may not be consistent with our expectations or sufficient to enable clinical trials of our product candidates to be completed in a timely manner or at all. In addition, we may not be permitted by regulatory authorities to undertake additional clinical trials for one or more of our product candidates. Even if such trials are conducted, our product candidates may not prove to be safe and efficacious or receive regulatory approvals. Any significant delays in, or termination of, clinical trials of our product candidates could impact our ability to generate product sales from these product candidates in the future.

Our research and development and marketing efforts are often dependent on corporate collaborators and other third parties who may not devote sufficient time, resources and attention to our programs, which may limit our efforts to develop and market potential products.

        Because we have limited resources, we have entered into a number of collaboration agreements with other pharmaceutical companies, including H. Lundbeck A/S with respect to our research efforts in Parkinson's Disease, and with a number of marketing partners for our products in certain countries outside the United States. In some cases, our collaboration agreements call for our partners to control:

  •
  the supply of bulk or formulated drugs for use in clinical trials or for commercial use;

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  the design and execution of clinical studies;

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  the process of obtaining regulatory approval to market the product; and/or

  •
  marketing and selling of any approved product.

        In each of these areas, our partners may not support fully our research and commercial interests because our program may compete for time, attention and resources with the internal programs of our corporate collaborators. As such, our program may not move forward as effectively, or advance as rapidly, as it might if we had retained complete control of all research, development, regulatory and commercialization decisions. We also rely on some of these collaborators and other third parties for the production of compounds and the manufacture and supply of pharmaceutical products. Additionally, we may find it necessary from time to time to seek new or additional partners to assist us in commercializing our products, though we might not be successful in establishing any such new or additional relationships.

A portion of our revenues and expenses is subject to exchange rate fluctuations in the normal course of business, which could adversely affect our reported results of operations.

        Historically, a portion of our revenues and expenses has been earned and incurred, respectively, in currencies other than the U.S. dollar. For the year ended December 31, 2002, approximately 22% of our revenues was denominated in currencies other than the U.S. dollar. We translate revenues earned and expenses incurred into U.S. dollars at the average exchange rate applicable during the relevant period. A weakening of the U.S. dollar would, therefore, increase both our revenues and expenses. Fluctuations in the rate of exchange between the U.S. dollar and the euro and other currencies may affect period-to-period comparisons of our operating results. Historically, we have not hedged our exposure to these fluctuations in exchange rates.

We are involved, or may become involved in the future, in legal proceedings that, if adversely adjudicated or settled, could materially impact our financial condition.

        As a biopharmaceutical company, we are or may become a party to litigation in the ordinary course of our business, including, among others, matters alleging employment discrimination, product liability, patent or other intellectual property rights infringement, patent invalidity or breach of commercial contract. In general, litigation claims can be expensive and time consuming to bring or defend against and could result in settlements or damages that could significantly impact results of operations and financial condition. We currently are vigorously defending ourselves against certain litigation matters. While we currently do not believe that the settlement or adverse adjudication of these lawsuits would materially impact our results of operations or financial condition, the final resolution of these matters and the impact, if any, on our results of operations, financial condition or cash flows could be material.

Our customer base is highly concentrated.

        Our principal customers are wholesale drug distributors. These customers comprise a significant part of the distribution network for pharmaceutical products in the United States. Three large wholesale distributors control a significant share of the market. For the year ended December 31, 2002, these wholesaler customers, Cardinal Health, Inc., McKesson Corporation and AmerisourceBergen Corporation, in the aggregate, accounted for 72% of our total gross product sales. The loss or bankruptcy of any of these customers could materially and adversely affect our results of operations and financial condition.

Our dependence on key executives and scientists could impact the development and management of our business.

        We are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel. There is intense competition for qualified personnel in the pharmaceutical and biotechnology industries, and we cannot be sure that we will be able to continue to attract and retain the qualified personnel necessary for the development and management of our business. Although we do not believe the loss of one individual would materially harm our business, our research and development programs and our business might be harmed by the loss of the services of multiple existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner. Much of the know-how we have developed resides in our scientific and technical personnel and is not readily transferable to other personnel. While we have employment agreements with our key executives, we do not ordinarily enter into employment agreements with our other key scientific, technical and managerial employees. We do not maintain "key man" life insurance on any of our employees.

We may be required to incur significant costs to comply with environmental laws and regulations, and our related compliance may limit any future profitability.

        Our research and development activities involve the controlled use of hazardous, infectious and radioactive materials that could be hazardous to human health and safety or the environment. We store these materials, and various wastes resulting from their use, at our facilities pending ultimate use and disposal. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes, and we may be required to incur significant costs to comply with related existing and future environmental laws and regulations.

        While we believe that our safety procedures for handling and disposing of these materials comply with foreign, federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of an accident, we could be held liable for any resulting damages, which could include fines and remedial costs. These damages could require payment by us of significant amounts over a number of years, which would be reflected in our results of operations and financial condition.

Anti-takeover provisions may delay or prevent changes in control of our management or deter a third party from acquiring us, limiting our stockholders' ability to profit from such a transaction.

        Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock, $0.01 par value, of which 1,000,000 have been reserved for issuance in connection with our stockholder rights plan, and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. Our stockholder rights plan could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

        We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control of Cephalon. Section 203, the rights plan, and certain provisions of our certificate of incorporation, our bylaws and Delaware corporate law, may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for working capital and other corporate purposes, which may include the acquisition of businesses, products, product rights or technologies. In addition, we may use any proceeds to pay existing contractual obligations and to repay indebtedness. Investors will be relying on the judgment of our management regarding the application of the proceeds from any sale of the securities.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2002 and for the nine months ended September 30, 2003 was 2.57x and 3.43x, respectively.

        Our deficiency of (i) earnings available to cover fixed charges and (ii) earnings available to cover combined fixed charges and preferred stock dividends for the years ended December 31, 1998, 1999, 2000 and 2001 was, in each case, $71.1 million, $82.8 million, $102.8 million and $61.1 million, respectively. Since earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the years ended December 31, 1998, 1999, 2000 and 2001, we are unable to provide ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each respective period.

DESCRIPTION OF THE CAPITAL STOCK
WE MAY OFFER

General

        Our authorized capital stock consists of 200,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock of which 2,500,000 shares have been designated $3.625 convertible exchangeable preferred stock, $.01 par value (the "preferred stock") and 1,000,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock, $.01 par value per share, in connection with our stockholder rights plan. As of February 4, 2004, there were 55,844,767 shares of common stock outstanding, and no shares of the preferred stock outstanding.

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Description of Common Stock

        Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

        As permitted by the Delaware General Corporation Law, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

        The transfer agent and registrar for our common stock is StockTrans, Inc.

Description of Preferred Stock

        Our board of directors has the authority, from time to time and without further action by our stockholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of the certificate of incorporation or a certificate in a certificate of designations relating to that series.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

        Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

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  the number of shares in the series of preferred stock;

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  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

  •
  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock;

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  the liquidation preference per share of that series of preferred stock; and

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  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

        As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

  •
  prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

  •
  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

  •
  on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of our board of directors or the president. This provision prevents a potential acquirer from calling a special meeting of stockholders to replace our board of directors, since special meetings may not be called by stockholders.

        Our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

Our board of directors may issue preferred stock with voting rights that could adversely affect the voting power of holders of our common stock.

Stockholder Rights Plan

        On November 12, 1993, our board of directors adopted a stockholder rights plan, which was amended and restated on October 27, 2003. Under the rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of common stock. Each share of our common stock currently trades with a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $200.00, subject to adjustment, upon a person acquiring or making a tender or exchange offer for 20% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 20% or more of our outstanding common stock, to purchase shares of our common stock with a market value equal to two times the exercise price of the right. In addition, after a person has acquired 20% or more of our common stock, if a company acquires us in a business combination or if we sell more than 50% of our consolidated assets or earning power, the rights will entitle our stockholders, other than the acquirer, to purchase for the exercise price shares of common stock of the acquiring company having a market value equal to two times the exercise price. At any time prior to these events, our board of directors may redeem the rights at a price of $.01 per right.

        The rights plan is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. The rights are transferred automatically with the transfer of our common stock until separate rights certificates are distributed upon the occurrence of certain events. The rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of our board of directors. This description of the rights plan is intended as a summary only and is qualified in its entirety by reference to the amended and restated rights agreement dated as of October 27, 2003 between Cephalon and StockTrans, Inc. To obtain a copy of the rights agreement, see the section of this prospectus entitled "Where You Can Find More Information."

DESCRIPTION OF DEBT SECURITIES
WE MAY OFFER

        This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

        The debt securities will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or in a supplemental indenture. We do not have to issue all debt securities of one series at the same time and, unless described differently in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us, at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

        We will provide in a prospectus supplement the following terms of the debt securities being offered:

  •
  the title of the debt securities;

  •
  the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

  •
  whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which the original issue discount will accrue;

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  the date on which or the periods during which we will issue the debt securities and the date on which we will pay the principal on the debt securities;

  •
  the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

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  the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

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  the place where we will pay, and the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

  •
  any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

  •
  any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

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  the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

  •
  the designation, if any, of any trustees (other than the initial trustee), paying agents, authenticating agents and security registrars;

  •
  the persons to which interest on the debt securities will be payable, if other than the person to whom they are issued;

  •
  the applicability of the provisions in the indenture on defeasance;

  •
  the types of documentation that may be required before debt securities may be issued;

  •
  the time, manner and place for the authentication and delivery of any securities issued upon the exercise of warrants, if any;

  •
  circumstances under which payment of any additional amounts authorized in respect of a debt security may be made to a foreign holder;

  •
  provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

  •
  whether we will issue the debt securities in registered or bearer form;

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  the currency in which we will pay principal, premium and interest on the debt securities;

  •
  if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

  •
  the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any addition to, or change or deletion of, events of default or covenants in the indenture;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

  •
  whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

  •
  any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

  •
  any subordination provisions relating to the debt securities;

  •
  any listing of the debt securities on any exchange, inter-dealer quotation system, or over-the-counter market;

  •
  any provisions relating to any security provided for the debt securities; and

  •
  any other terms of the debt securities that will not be inconsistent with the indenture.

        We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

        Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000 and will be payable only in U.S. dollars.

        We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

        We are not required to:

  •
  register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

  •
  register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

        We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

  •
  in the case of a consolidation or merger, (1) we are the surviving corporation or (2) the successor corporation is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

  •
  immediately after giving effect to the transaction, no event of default exists.

Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

        Each of the following is an event of default relating to a series of debt securities:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

  •
  default in the payment of principal or premium on any debt security of that series when due and payable;

  •
  default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

  •
  default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

  •
  the holders act before the trustee has obtained a judgment or decree for payment of the money due;

  •
  we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

  •
  we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

        We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

        The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

  •
  the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

  •
  to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

  •
  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add any events of default;

  •
  to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

  •
  to change or eliminate any provision of the indenture, provided that the change or elimination will become effective only when there is no outstanding debt security issued under the indenture or coupon of any series created prior to the modification which is entitled to the benefit of the provision and as to which the modification would apply;

  •
  to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

  •
  to establish the form or terms of debt securities and coupons as permitted by the indenture;

  •
  to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect; or

  •
  to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect.

        We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

  •
  change the stated maturity of any debt security or coupon;

  •
  reduce the principal amount of any payment to be made on any debt security or coupon;

  •
  reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

  •
  reduce the amount of the principal due and payable upon acceleration of the maturity of a debt security issued at a discount;

  •
  change the location of payment of principal or any premium on any debt security;

  •
  change the coin or currency in which any debt security or any premium or interest is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after its due date;

  •
  alter any redemption provisions in a manner adverse to the holders of the debt securities;

  •
  reduce the percentage in principal amount of the outstanding debt securities;

  •
  change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

  •
  change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

        A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

  •
  a continuing default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

  •
  a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities and Covenants in Certain Circumstances

        Legal Defeasance.    We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

  •
  to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

  •
  to register the transfer or exchange of debt securities;

  •
  to replace stolen, lost or mutilated debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money in payment for trust.

        We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

        We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

        Defeasance of Covenants.    Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

  •
  depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Certain Persons

        No past, present or future stockholder, employee, officer or director of Cephalon or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, employee, officer or director.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

  •
  whether the debt securities are convertible into common stock or preferred stock;

  •
  the conversion price, or manner of calculation;

  •
  the conversion period;

  •
  provisions regarding whether conversion will be at our option or at the option of the holders;

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

        The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

        If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

  •
  holders may present or surrender for payment debt securities of that series;

  •
  holders may surrender debt securities of that series for registration of transfer or exchange; and

  •
  we may be served with notices and demands regarding the debt securities of that series.

        If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

  •
  in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

  •
  subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

  •
  subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

        We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

        We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Governing Law

        The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS
WE MAY OFFER

        We may issue warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and the warrant agent as detailed in the prospectus supplement relating to warrants being offered.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be applicable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants will be issued and the number of warrants issued with each security;

  •
  if applicable, the date on or after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Securities and Exchange Commission pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

        Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the Nasdaq National Market. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq National Market, subject to official notice of issuance. Any underwriters to whom securities are sold by Cephalon for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on the Nasdaq National Market.

LEGAL MATTERS

        The validity of the securities offered hereby has been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2002 and 2001 and for each year in the two-year period ended December 31, 2002, incorporated by reference into this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated statement of operations, statement of cash flows and statement of stockholders' equity of Cephalon, Inc., for the year ended December 31, 2000, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent accountants ("Andersen"). Andersen expressed an unqualified opinion on such statements. However, Andersen has ceased operations and therefore has not performed any procedures in connection with this prospectus with respect to such statements.

WHERE YOU CAN FIND MORE INFORMATION

        Cephalon is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549, or on the SEC Website at http: //www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

        We have "incorporated by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

        We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the transactions contemplated by this prospectus are completed (which filed documents do not include any portion thereof containing information furnished under either Item 9 or Item 12, or any related exhibit, of any Current Report on Form 8-K):

Cephalon, Inc. SEC Filings (File No. 0-19119)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003
Current Reports on Form 8-K
Filed on February 6, 2003, February 13, 2003, May 30, 2003, June 9, 2003, June 18, 2003, July 22, 2003, October 27, 2003, November 3, 2003 reporting Items 5, 7 and 9 (excluding the exhibit and portions thereof relating to Item 9), and January 27, 2004
The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on March 15, 1991
The description of our stockholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on January 20, 1999, August 2, 2000 and October 27, 2003

        We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

  Cephalon, Inc.
  145 Brandywine Parkway
  West Chester, PA 19380
  Attention:    John E. Osborn,
  Senior Vice President,
  General Counsel and Secretary Telephone: (610) 344-0200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth an estimate of the costs and expenses payable by Cephalon in connection with the offerings described in this registration statement. In addition to the costs and expenses estimated below, we will pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this prospectus that we will sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$126,700
Legal fees and expenses	$300,000
Trustee fees and expenses	$25,000
Printing and engraving expenses	$125,000
Accounting fees and expenses	$200,000
Miscellaneous	$23,300

Total	$800,000

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article 7 of Cephalon's By-Laws provides for the indemnification of directors, officers, employees and agents of Cephalon to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Cephalon's By-laws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cephalon would have the power to indemnify him against such liability under the foregoing provision of the By-laws.

Item 16. List of Exhibits.

        The exhibits filed as part of this registration statement are as follows:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1
Provisions of our Restated Certificate of Incorporation, as amended, that define the rights of security holders (filed as Exhibit 3.1 to Cephalon's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).
4.2
Provisions of Certificate of Amendment to the Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 16, 2002 (filed as Exhibit 3.1 to Cephalon's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).
4.3
Provisions of our Amended and Restated Bylaws that define the rights of security holders (filed as Exhibit 3.2 to Cephalon's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).
4.4
Specimen copy of stock certificate for shares of Common Stock (filed as Exhibit 4.1 to Cephalon's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference).
4.5(a)
Second Amended and Restated Rights Agreement, dated as of October 27, 2003, between Cephalon, Inc. and StockTrans, Inc. as Rights Agent. (filed as Exhibit 1 to Cephalon's Form 8-A12G/A filed on October 27, 2003 and incorporated herein by reference).
4.6+	Form of Indenture.
4.7*	Form of Note.
4.8*	Form of Certificate of Designations for preferred stock (together with preferred stock certificate).
4.9*	Form of Warrant Agreement (together with form of warrant certificate).
5.1+	Opinion of Morgan, Lewis & Bockius LLP.
12.1+	Statement Regarding Computation of Ratios.
23.1+	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2+	Consent of PricewaterhouseCoopers LLP.
23.3+	Information Regarding Consent of Arthur Andersen LLP.
24.1+	Powers of Attorney (included on signature pages).
25.1**	Statement of Eligibility of Trustee on Form T-1.

+
Filed herewith.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference in connection with the offering of the securities.

**
To be filed pursuant to section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Chester, Commonwealth of Pennsylvania, on February 6, 2004.

CEPHALON, INC.

By:	/s/ FRANK BALDINO, JR. Frank Baldino, Jr., Ph.D. Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Baldino, Jr. and J. Kevin Buchi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK BALDINO, JR. Frank Baldino, Jr., Ph.D.	Chairman and Chief Executive Officer (Principal Executive Officer)	February 6, 2004
/s/ J. KEVIN BUCHI J. Kevin Buchi	Sr. Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 6, 2004
/s/ WILLIAM P. EGAN William P. Egan	Director	February 6, 2004
/s/ ROBERT J. FEENEY Robert J. Feeney, Ph.D.	Director	February 6, 2004
/s/ MARTYN D. GREENACRE Martyn D. Greenacre	Director	February 6, 2004
/s/ CHARLES A. SANDERS Charles A. Sanders	Director	February 6, 2004

/s/ GAIL R. WILENSKY Gail R. Wilensky, Ph.D.	Director	February 6, 2004
/s/ DENNIS L. WINGER Dennis L. Winger	Director	February 6, 2004
/s/ HORST WITZEL Horst Witzel, Dr.-Ing.	Director	February 6, 2004

CEPHALON, INC.
REGISTRATION ON FORM S-3
EXHIBIT INDEX

Exhibit Number	Description
4.6	Form of Indenture.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
12.1	Statement Regarding Computation of Ratios.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Information Regarding Consent of Arthur Andersen LLP.
24.1	Powers of Attorney (included on signature pages).

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
SUMMARY
The Company
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF THE CAPITAL STOCK WE MAY OFFER
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF THE WARRANTS WE MAY OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES AND POWER OF ATTORNEY